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                                                                    Exhibit 23.1


                       Consent of Pannell Kerr Forster PC

As Independent public accountants, we hereby consent to the inclusion in the Post Effective Amendment No. 1 to Form S-1 Registration Statement of INSCI Corp. of our report dated May 18, 1999 on our audit of the financial statements of INSCI Corp. as of March 31, 1999 and for each of the two years in the period then ended. We also hereby consent to the reference to our firm under the caption "Experts."



Pannell Kerr Forster PC
New York, NY
July 27, 1999